Exhibit 4.24

April 22, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by UTStarcom Holdings Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F, as part of the Annual Report on Form 20-F of UTStarcom Holdings Corp. for the year ended December 31, 2015. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai PRC